Exhibit 10.4

PROMISSORY NOTE

THE LIENS AND SECURITY INTERESTS GRANTED BY THE BORROWER TO THE NOTEHOLDER UNDER THE SECURITY AGREEMENT (AS DEFINED BELOW) TO SECURE THE OBLIGATIONS AND THE INDEBTEDNESS EVIDENCED BY THIS NOTE AND THE EXERCISE OF ANY RIGHTS, REMEDIES, DUTIES AND OBLIGATIONS PROVIDED FOR IN THIS NOTE AND IN THE SECURITY AGREEMENT ARE SUBJECT TO THE PROVISIONS SET FORTH IN THAT CERTAIN SELLER NOTE SUBORDINATION AGREEMENT, DATED AS OF THE DATE HEREOF (THE “INTERCREDITOR AGREEMENT”), AMONG THE NOTEHOLDER, BARCLAYS BANK PLC, JPMORGAN CHASE BANK, N.A. AND THE BORROWER, AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF SUCH INTERCREDITOR AGREEMENT AND IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THIS NOTE OR THE TERMS OF THE SECURITY AGREEMENT AND THE TERMS OF THE INTERCREDITOR AGREEMENT, THE TERMS OF THE INTERCREDITOR AGREEMENT SHALL GOVERN.

JUNIOR LIEN SECURED PROMISSORY NOTE

$125,000,000.00	December 1, 2016

FOR VALUE RECEIVED, and subject to the terms and conditions set forth herein, G-III Leather Fashions, Inc., a New York corporation, and G-III Apparel Group, Ltd., a Delaware corporation (individually and collectively, and jointly and severally, the “Borrower”), hereby unconditionally promise to pay to the order of LVMH Moet Hennessy Louis Vuitton Inc., a Delaware corporation, or its assigns (the “Noteholder,” and together with the Borrower, the “Parties”), the principal amount of One Hundred Twenty-Five Million and No/100 Dollars ($125,000,000.00) (the “Loan”), together with all accrued interest thereon, as provided in this Junior Lien Secured Promissory Note (this “Note”). For purposes of this Note, the Loan shall be apportioned as follows: Seventy-Five Million and No/100 Dollars of the Loan shall be referred to as (the “First Loan Portion”) and Fifty Million and No/100 Dollars of the Loan shall be referred to as (the “Second Loan Portion”)

1.         Reference to Purchase Agreement. This Note is executed and delivered pursuant to that certain Stock Purchase Agreement, dated as of July 22, 2016, by and among Borrower and the Noteholder, as amended by the certain Amendment No. 1 dated as of November 30, 2016 (as so amended, the “Purchase Agreement”). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

2.         Repayment; Prepayment.

2.1          The aggregate unpaid principal amount of the Loan, all accrued and unpaid interest and all other amounts payable under this Note shall be due and payable on the earlier of (i) with respect to the First Loan Portion, June 1, 2023 (ii) with respect to the Second Loan Portion, December 1, 2023, and (iii) the date on which all amounts under this Note shall become due and payable pursuant to Section 7.

2.2          The Borrower may prepay the Loan in whole or in part (and, if in part, the Borrower shall specify how much of such prepayment relates to the First Loan Portion and the Second Loan Portion, respectively) at any time or from time to time without penalty or premium by paying the principal amount to be prepaid together with accrued interest and all other amounts due thereon to the date of prepayment. No prepaid amount may be reborrowed.

3.         Interest.

3.1          Interest Rate. Except as otherwise provided herein, the outstanding principal amount of the Loan made hereunder shall bear interest at the simple interest rate equal to two percent (2%) per annum (the “Applicable Rate”) from the date hereof until, but not including, the day that the Loan is paid in full, whether at maturity, upon acceleration, by prepayment or otherwise.

3.2          Interest Payment Dates. The Borrower shall pay interest on the Loan quarterly in arrears to the Noteholder on the last Business Day of each March, June, September and December commencing on the first such date to occur after the execution of this Note.

3.3          Default Interest. If any amount payable hereunder is not paid when due (without regard to any applicable grace periods), whether at stated maturity, by acceleration or otherwise, such overdue amount shall bear interest at the Applicable Rate plus two percent (2%) per annum (the “Default Rate”) from the date of such non-payment until such amount is paid in full.

3.4          Computation of Interest. All computations of interest shall be made on the basis of a year of 365 days (or 366 days, in the event of a leap year) and the actual number of days elapsed. Interest shall accrue on the Loan from the original date of issuance of this Note, and shall not accrue on the Loan for the day on which it is paid.

3.5          Interest Rate Limitation. If at any time and for any reason whatsoever, the interest rate payable on the Loan shall exceed the maximum rate of interest permitted to be charged by the Noteholder to the Borrower under applicable law, that portion of each sum paid attributable to that portion of such interest rate that exceeds the maximum rate of interest permitted by applicable law shall be deemed a voluntary prepayment of principal.

4.         Payment Mechanics.

4.1          Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America no later than 12:00 PM (Eastern time) on the date on which such payment is due by cashier’s check, certified check or by wire transfer of immediately available funds to the Noteholder’s account at a bank specified by the Noteholder in writing to the Borrower from time to time.

4.2          Application of Payments. All payments made hereunder shall be applied first to the payment of any fees or charges outstanding hereunder, second to accrued interest, and third to the payment of the principal amount outstanding under the Note.

2

4.3          Business Day Convention. Whenever any payment to be made hereunder shall be due on a day that is not a Business Day, such payment shall be made on the next succeeding Business Day and such extension will be taken into account in calculating the amount of interest payable under this Note.

4.4          Rescission of Payments. If at any time any payment made by the Borrower under this Note is rescinded or must otherwise be restored or returned upon the insolvency, bankruptcy or reorganization of the Borrower or otherwise, the Borrower’s obligation to make such payment shall be reinstated as though such payment had not been made.

5.         Security Agreement. The Borrower’s performance of its obligations hereunder is secured by a security interest in the collateral specified in the Security Agreement, dated as of the date hereof (the “Security Agreement”), by and among Borrower and the Noteholder.

6.         Events of Default. The occurrence and continuance of any of the following shall constitute an Event of Default hereunder:

6.1          Failure to Pay. The Borrower fails to pay (a) any principal amount of the Loan when due or (b) interest or any other amount when due and such failure continues for five (5) Business Days after the due date thereof.

6.2          Breach of Representations and Warranties. Any representation or warranty made or deemed made by the Borrower to the Noteholder in the Security Agreement is incorrect in any material respect on the date as of which such representation or warranty was made or deemed made.

6.3          Breach of Covenants. The Borrower fails to observe or perform in any material respect any covenant, obligation, condition or agreement contained in this Note or the Security Agreement that is not qualified as to materiality, or fails to observe or perform in any respect any other covenant, obligation, condition or agreement contained in this Note, the Purchase Agreement or the Security Agreement that is qualified as to materiality, in each case, other than those specified in Section 6.1 hereof and such failure continues for thirty (30) days after written notice by the Noteholder to the Borrower.

6.4          Cross-Acceleration. The Borrower shall default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Borrower or the payment of which is guaranteed by the Borrower (other than Indebtedness owed to any subsidiary of the Borrower), whether such Indebtedness or guarantee now exists or is created after the date hereof, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated final maturity; and

3

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at its stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $35.0 million or more at any one time outstanding.

For purpose of this Section 6.4:

“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding accounts and other trade payables not overdue more than 90 days incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Capital Lease Obligations of such Person, (h) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (i) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances, (j) all obligations of such Person under any earn-out or similar arrangement, to the extent such obligations would appear as a liability on a balance sheet (excluding the footnotes) of such person in accordance with GAAP, (k) any other Off-Balance Sheet Liability of such Person; and (l) all guarantees by such Person of Indebtedness (described in the other clauses of this definition) of others, provided that for the avoidance of doubt, any guarantee by the Borrower of obligations of another Person that do not constitute Indebtedness of such Person shall not constitute Indebtedness of the Borrower. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and

4

accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

“Off-Balance Sheet Liability” of a Person means (a) any repurchase obligation or liability of such Person with respect to accounts or notes receivable sold by such Person, (b) any indebtedness, liability or obligation under any so-called “synthetic lease” transaction entered into by such Person, or (c) any indebtedness, liability or obligation arising with respect to any other transaction which is the functional equivalent of or takes the place of borrowing but which does not constitute a liability on the balance sheets of such Person (other than operating leases).

“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, governmental authority or other entity.

6.5          Bankruptcy

(a)          an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization, arrangement or other relief in respect of the Borrower or its debts, or of a substantial part of its assets, under any federal, state, provincial, territorial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, interim receiver, receiver and manager, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

(b)          the Borrower shall (i) voluntarily commence any plan of arrangement, proposal or proceeding, or make an assignment into bankruptcy or file any petition seeking liquidation, reorganization or other relief under any federal, state, provincial, territorial or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (a) of this Section 6.5, (iii) apply for or consent to the appointment of a receiver, interim receiver, receiver and manager, trustee, custodian, sequestrator, conservator or similar official for the Borrower or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing.

7.         Remedies.   Upon the occurrence of any Event of Default and at any time thereafter during the continuance of such Event of Default, the Noteholder may at its option, by written notice to the Borrower (a) declare the entire principal amount of this Note, together with all accrued interest thereon and all other amounts payable hereunder, immediately due and payable; and/or (b) exercise any or all of its rights, powers or remedies under the Security Agreement or applicable law, subject to any applicable limitations set forth in the Intercreditor

5

Agreement; provided, however, that, if an Event of Default described in Section 6.5 shall occur, the principal of and accrued interest on the Loan shall become immediately due and payable without any notice, declaration or other act on the part of the Noteholder.

8.         Indemnification.  The Borrower shall and hereby does indemnify the Noteholder against any and all losses and expenses (including attorneys’ reasonable fees and costs), and shall pay to the Holder on demand the amount of all such losses and expenses, that the Noteholder sustains or incurs, whether directly or indirectly, as a consequence of the occurrence of any event or condition that entitles or would, with the passage of time, giving of notice, or both, entitle the Noteholder to accelerate the indebtedness of the Borrower due under this Note. Any loss or expense due and owing to the Noteholder pursuant to the terms and provisions of this Section 8 shall bear interest at the Default Rate from and after the date that is ten (10) Business Days after demand is made to the indemnifying party for payment of such loss or expense and continuing through the date on which all such losses, expenses and interest are paid in full.

9.         Miscellaneous.

9.1          Successors and Assigns.  This Note may be assigned or transferred by the Noteholder to any direct or indirect wholly-owned subsidiary of LVMH Moet Hennessy Louis Vuitton SE without the prior written consent of the Noteholder and to any other Person only after receipt of the prior consent of the Noteholder. The Borrower may not assign or transfer this Note or any of its rights hereunder without the prior written consent of the Noteholder. This Note shall inure to the benefit of, and be binding upon, the Parties and their permitted assigns.

9.2          Legal Tender of United States.  All payments hereunder shall be made in coin or currency which at the time of payment is legal tender in the United States of America for public and private debts.

9.3          Time of Essence.  Time is of the essence of this Note.

9.4          Notices.  All notices, requests, demands, claims and other communications required or permitted hereunder shall be in writing and shall be sent by nationally recognized overnight courier. Any notice, request, demand, claim or other communication required or permitted hereunder will be deemed duly delivered one (1) Business Day (or five (5) Business Days of being sent internationally) after being sent by nationally recognized commercial overnight courier service, with confirmation of receipt, to the Borrower or the Noteholder at the following addresses (or at such other addresses for the Borrower or the Noteholder as shall be specified upon like notice):

(a)          if to the Noteholder:

LVMH Moet Hennessy Louis Vuitton Inc.

19 East 57th Street

New York, New York 10022

6

Attention: Anish Melwani

with a copy to:

LVMH Moët Hennessy Louis Vuitton SE

22, avenue Montaigne

75008 Paris

France

Attention: M. Bernard Kuhn

and a copy to:

LVMH Moet Hennessy Louis Vuitton Inc.

19 East 57th Street

New York, New York 10022

Attention: Louise Firestone, Esq.

Barack Ferrazzano Kirschbaum & Nagelberg LLP

200 W. Madison Street

Suite 3900

Chicago, Illinois 60606

Attention: Peter J. Barack, Esq.

(b)          if to the Borrower:

G-III Apparel Group, Ltd.

512 Seventh Avenue

New York, New York 10018

Attention: Wayne S. Miller

with a copy to:

Norton Rose Fulbright US LLP

1301 Avenue of the Americas

New York, New York 10019

Attention:   Neil Gold, Esq.

       Manuel G. Rivera, Esq.

Notwithstanding the foregoing, any Party may send any notice, request, demand, claim, or other communication required or permitted hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, messenger service, facsimile

7

transmission, ordinary mail or electronic mail); provided, however, that no such notice, request, demand, claim, or other communication will be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications required or permitted hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

9.5          Expenses.  The Borrower shall reimburse the Noteholder on demand after receipt of a reasonably detailed invoice from the Noteholder for all reasonable and documented out-of-pocket costs, expenses and fees (including reasonable expenses and fees of one firm of legal counsel) incurred by the Noteholder in connection with the enforcement of the Noteholder’s rights under this Note and the Security Agreement.

9.6          Confidential Arbitration.

(a)          Any claims or disputes arising out of, relating to, or in connection with this Note will be finally settled by arbitration under the Rules of Arbitration of the International Chamber of Commerce in force at the date of the request for arbitration (the “ICC Rules”), including the rules thereof pertaining to the production of documents and other information, except as they may be modified herein (including in Section 9.6(a) below) or by mutual agreement of the Parties. The seat of the arbitration will be New York, New York, and it will be conducted in the English language. To the extent feasible, multiple claims shall be consolidated in a single proceeding. It is the intention of the Parties that all proceedings initiated pursuant to this Section 9.6 be conducted as expeditiously as reasonably possible. Each Party understands that by making or accepting this Note, it is waiving any right it may have to file a lawsuit or other civil action or proceeding relating to this Note, and that it is waiving any right that it may have to resolve disputes through trial by jury.

(b)          A Party seeking arbitration (the “Claimant”) will nominate an arbitrator in the request for arbitration and statement of claim (the “Request for Arbitration”), subject to confirmation by the International Court of Arbitration of the International Chamber of Commerce (the “ICC Court”) or Secretary General of the International Chamber of Commerce (the “Secretary General”), as provided in the ICC Rules. After filing the Request for Arbitration is complete pursuant to the ICC Rules, the Claimant will serve the Request for Arbitration upon the other Party. Within ten (10) Business Days of receipt of the filed Request for Arbitration, the Party against whom the claim is made (the “Respondent”) will file and serve the Answer to the Request for Arbitration and notify the Claimant and the ICC Court of an arbitrator that it nominates, subject to confirmation as provided in the ICC Rules. Upon confirmation by the ICC Court or the Secretary General of the two arbitrators nominated by the Parties, such two arbitrators will select a third arbitrator, who, once confirmed, shall serve as chairman of the arbitral panel; the nomination of the third arbitrator shall be made within ten (10) Business Days of the confirmation of the arbitrators nominated by the Parties. If the arbitrators nominated by the Claimant and the Respondent cannot agree on a third arbitrator within such time period, then the ICC Court will appoint the third arbitrator, who shall serve as chairman of the arbitral panel. By whomever appointed, the three arbitrators will act as the sole arbitrators in the arbitral proceeding. The Parties specifically agree that, as to any

8

proceeding initiated pursuant to this Section 9.6: (i) the arbitrators will be empowered to award and order equitable or injunctive relief with respect to matters brought before them; (ii) any taking of evidence that may be required shall be handled expeditiously, and all disputes regarding the taking of evidence shall be resolved by the arbitrators within ten (10) Business Days, or as soon thereafter as practicable. It is the intent of the Parties that barring extraordinary circumstances or unavailability of members of the arbitral panel, (i) a hearing on the merits of all claims for which arbitration is sought by either Party shall be commenced not later than ninety (90) days from the date the ICC arbitration panel conducts the initial case management conference, following issuance of the arbitral panel’s “Terms of Reference,” in accordance with the ICC Rules, and (ii) the arbitral panel will submit a written draft award to the ICC Court for its review, which shall reveal the essential findings and conclusions on which the award is based, within thirty (30) days after the conclusion of such hearing. Failure to adhere to these time limits shall not be a basis for challenging the award or challenging the arbitral tribunal’s jurisdiction. With respect to any arbitration proceeding arising under this Note, the Parties further agree that with respect to any discovery in such proceeding: (i) the arbitrators will not be empowered to provide for any requests for documents beyond one (1) set of requests by each Party for the production of documents by the other Party, which requests shall be submitted within five (5) Business Days of Respondent’s submission of its Answer to the Request for Arbitration; and (ii) each Party will be limited to one deposition, with the Noteholder entitled to take a single deposition of one (1) corporate representative of the Borrower and the Borrower entitled to take a single deposition of one (1) corporate representative of the Noteholder, such corporate representative depositions to be consistent with Federal Rule of Civil Procedure 30(b)(6). The award will be final and binding and non-appealable, and judgment thereon may be entered by any Court of Competent Jurisdiction.

(c)          The Parties agree that each of them shall bear all of their own fees, costs and expenses in connection with any arbitral proceeding initiated pursuant to this Section 9.6, including but not limited to attorneys’ fees. The cost of the three arbitrators shall be shared equally by the Claimant and the Respondent.

(d)          Arbitration pursuant to this Section 9.6 shall be the exclusive method available for resolution of claims, disputes and controversies described in this Section 9.6, and the Parties stipulate that the provisions hereof shall be a complete defense to any suit, action, or proceeding in any court or before any administrative or arbitration tribunal with respect to any such claim, controversy or dispute.

(e)          Notwithstanding the terms of this Section 9.6, each Party acknowledges and agrees that the other Parties may be damaged irreparably if this Note is not performed in accordance with its terms or otherwise is breached, and that, at any time before and after a demand notice is presented, the Parties shall be free to apply to any Court of Competent Jurisdiction for interim or conservatory measures (including temporary conservatory injunctions), in each case to prevent breaches of this Note, and to enforce specifically this Note and its terms. The Parties acknowledge and agree that any such action by a Party shall not be deemed to be a breach of such Party’s obligation to arbitrate all disputes under this Section 9.6 or infringe upon the powers of any arbitral panel.

9

(f)           The Parties shall keep confidential, and not disclose the fact that there is a dispute between the Parties, the details of the dispute, the fact of the arbitration and all details relating to the proceeding, except as required by Legal Requirement and consistent with the Parties’ right to limited judicial review of the arbitrator’s award. All statements, documents, claims, demands, transcripts, evidence, discovery materials or communications, whether oral, written, electronic or in any other form, that are submitted or prepared by any Party in connection with an arbitration proceeding initiated pursuant to this Section 9.6 shall be Confidential Information for the purposes of the Purchase Agreement.

9.7          Governing Law; Court of Competent Jurisdiction.   This Note shall be governed by and construed in accordance with the laws of the State of New York. Any proceeding initiated pursuant to Section 9.6 above shall incorporate the substantive laws of the State of New York, except as modified by the terms of Section 9.6. The Parties agree that any permissible action arising out of or relating to this Note, including but not limited to an action for injunctive or provisional relief or in connection with an arbitral award or proceeding, shall be brought exclusively in a state or federal court of competent subject matter jurisdiction located in the State of New York, New York County (a “Court of Competent Jurisdiction”), irrevocably submit to the personal jurisdiction of any such court, and waive any objection to the venue of such court and any argument that such court is an inconvenient forum.

9.8          No Third Party Beneficiary.  This Note is made for the sole benefit of the Parties, and no other Person shall be deemed to have any privity of contract hereunder nor any right to rely hereon to any extent or for any purpose whatsoever, nor shall any other Person have any right of action of any kind hereon or be deemed to be a third party beneficiary hereunder.

9.9          Interpretation.   For purposes of this Note (a) the words “include,” “includes” and “including” shall be deemed to be followed by the words “without limitation”; (b) the word “or” is not exclusive; and (c) the words “herein,” “hereof,” “hereby,” “hereto” and “hereunder” refer to this Note as a whole. The definitions given for any defined terms in this Note shall apply equally to both the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. Unless the context otherwise requires, references herein: (x) to Sections mean the Sections of this Note; (y) to an agreement, instrument or other document means such agreement, instrument or other document as amended, supplemented and modified from time to time to the extent permitted by the provisions thereof; and (z) to a statute means such statute as amended from time to time and includes any successor legislation thereto and any regulations promulgated thereunder. This Note shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting an instrument or causing any instrument to be drafted.

9.10        Headings.  The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

10

9.11        Waiver of Notice.  The Borrower hereby waives demand for payment, presentment for payment, protest, notice of payment, notice of dishonor, notice of nonpayment, notice of acceleration of maturity and diligence in taking any action to collect sums owing hereunder.

9.12        Amendments and Waivers.   No term of this Note may be waived, modified or amended except by an instrument in writing signed by the Parties. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

9.13        No Waiver; Cumulative Remedies.  No failure to exercise and no delay in exercising on the part of the Noteholder, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law or under the Security Agreement.

9.14        Severability.   If any term or provision of this Note or the Security Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or the Security Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction. Upon such determination that any term or other provision is invalid, illegal or unenforceable, the Parties hereto shall negotiate in good faith to modify this Note so as to effect the original intent of the Parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

[SIGNATURE PAGE FOLLOWS]

11

THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN SELLER NOTE SUBORDINATION AGREEMENT, DATED AS OF DECEMBER 1, 2016, BY AND BETWEEN LVMH MOET HENNESSY LOUIS VUITTON INC., BARCLAYS BANK PLC AND JPMORGAN CHASE BANK, N.A., AND EACH HOLDER OF THIS NOTE, BY ITS ACCEPTANCE HEREOF, SHALL BE BOUND BY THE PROVISIONS OF SUCH SELLER NOTE SUBORDINATION AGREEMENT.

IN WITNESS WHEREOF, the Borrower has executed this Note as of the date first written above.

G-III LEATHER FASHIONS, INC.

By:	/s/ Wayne S. Miller
Name: Wayne S. Miller
Title: Sr. VP, Secretary & Treasurer

G-III APPAREL GROUP, LTD.

By:	/s/ Wayne S. Miller
Name: Wayne S. Miller
Title: Chief Operating Officer